CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-258539 on Form S-3 and Registration Statement Nos. 333-269810, 333-262632, 333-253028 and 333-240259 on Form S-8 of our report dated March 15, 2024 relating to the financial statements of AlloVir, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 15, 2024